BRADLEY PHARMACEUTICALS, INC.
                       CONDENSED CONSOLIDATED
                           BALANCE SHEET
                          March 31, 1999
                           (UNAUDITED)

         ASSETS

Current assets
--------------
Cash and cash equivalents                               $    141,153
Accounts receivable - net                                  5,561,598
Finished goods inventory                                   1,016,177
Prepaid samples and materials                              1,262,976
Prepaid expenses and other                                    52,658
                                                           ---------
     Total current assets                                  8,034,562

Property and equipment - net                                 229,148
Intangibles - net                                         13,511,172
Other assets                                                 188,672
                                                          ----------
     Total Assets                                       $ 21,963,554
                                                          ==========

                  LIABILITIES AND STOCKHOLDERS' EQUITY



Current liabilities
-------------------

Current maturities of long-term debt                    $  1,234,031
Revolving credit line                                        887,020
Accounts payable                                           1,628,467
Accrued expenses                                           3,565,799
Accrued income taxes                                         388,399
                                                           ---------
     Total current liabilities                             7,703,716

Long-term debt, less current maturities                      162,321

Commitments & contingencies


Stockholders' equity
--------------------
Preferred stock, $.01 par value;
   authorized, 2,000,000 shares; issued, none                    -
Common, Class A, $.01 par value, authorized
   26,400,000; issued 8,193,551 shares at
   March 31, 1999)                                        14,772,712
Common, Class B, $.01 par value, authorized
   900,000 shares, issued and outstanding,
   431,552 shares at March 31, 1999                          845,448
Treasury stock, Class A, at cost (615,441 shares at
   March 31, 1999)                                          (901,859)
Accumulated deficit                                         (618,784)
                                                          ----------
                                                          14,097,517
                                                          ----------
Total Liabilities & Stockholders' Equity               $  21,963,554
                                                          ==========




See Notes to Condensed Consolidated Financial Statements

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